Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of MIMO Technologies Private Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MIMO Technologies Private Limited (the “Company”) as of December 31, 2020 and January 1, 2020, the related statements of operation, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and January 1, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ T R Chadha & Co LLP

New Delhi, India

April 27, 2021

MIMO Technologies Private Limited

Balance Sheet

As at December 31, 2020

(All amounts in United States Dollars except share data and as otherwise stated)

	As at	As at
Particulars	December 31, 2020	January 1, 2020
ASSETS
Current assets:
Cash	$10,381	$151,286
Receivables from service providers	30,952	9,003
Accrued revenue	314	223
Accounts receivable, less allowance	313,824	132,968
Other current assets	1,121	25,597
Total current assets	356,592	319,076
Income taxes receivable, net	32,692	59,058
Restricted cash	2,738	2,806
Property and equipment, net	1,228	2,199
Intangible assets, net	155,905	97,896
Intangible assets under development	-	95,140
Deferred tax Assets	887	-
Total Non current assets	193,450	257,099

Total assets	550,042	$576,175
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$436,831	$670,434
Accrued payroll and related benefits	83,172	89,060
Payables to service agents	513,586	35,952
Short term debt	774,780	376,012
Other current liabilities	37,776	46,992
Total current liabilities	1,846,145	1,218,450
Long term debt	156,538	160,443
Accrued payroll and related benefits- long term	26,678	-
Deferred tax liabilities	-	4,326
Total non- current liabilities	183,216	164,769
Total liabilities	2,029,361	1,383,219
Stockholders’ equity:
Common stock	2,274	2,274
Additional paid-in capital	22,312	22,312
Retained earnings	(1,540,148)	(858,001)
Accumulated other comprehensive income	36,243	26,372
Total stockholders’ equity	(1,479,318)	(807,043)
Noncontrolling interest	-	-
Total stockholders’ equity	(1,479,318)	(807,043)
Total liabilities and stockholders’ equity	550,042	$576,175

See accompanying notes to the financial statements.

MIMO Technologies Private Limited

Statements of Operations and Comprehensive Loss

For the Years ended December 31, 2020

(All amounts in United States Dollars except share data and as otherwise stated)

For Year ended December 31, 2020
Revenue:
Operating Revenue	$142,309

Operating expenses:
Cost of revenues	462,110
Sales and marketing	4,449
General and administrative	314,466
Amortization and depreciation	32,895
Total operating expenses	813,920
Income before Interest and Non-operating Income and Expenses	(671,611)
Interest income	1,407
Interest expense	(17,294)
Non-operating income/ (loss)	15
Non-operating expense	-
Foreign exchange gain/ (loss)	-
Income before income taxes	(687,483)
Income tax benefit/ (expense)	5,335
Net income including noncontrolling interest	(682,147)
Net income attributable to noncontrolling interest	-
Net income attributable to Mann-India	$(682,147)
Basic earnings per common share	$(45.65)
Diluted earnings per common share	$(45.65)
Basic weighted average shares outstanding	14,943
Diluted weighted average shares outstanding	14,943

For Year ended December 31, 2020
Net loss including noncontrolling interest	$(682,147)
Other comprehensive income / (loss):
Foreign currency translation adjustments	9,872
Total other comprehensive income/ (loss)	9,872
Comprehensive loss	(672,276)
Comprehensive income attributable to noncontrolling interest	-
Comprehensive loss attributable to Mann-India	$(672,276)

See accompanying notes to the financial statements.

MIMO Technologies Private Limited

Statements of Changes in Stockholders’ Equity

(All amounts in United States Dollars except share data and as otherwise stated)

	Common Stock
	Issued Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total stockholders’ equity	Comprehensive Income
Balance, January 1, 2020	14,943	$2,274	$22,312	$(858,001)	$26,372	$(807,043)
Cumulative effect of adopting ASC	-	-	-	-	-	-
Balance, December 31, 2016 (revised)	14,943	2,274	22,312	(858,001)	26,372	(807,043)
Net income attributable to MIMO,	-	-	-	(682,147)	-	(682,147)	(682,147)
Net income attributable to noncontrolling interest	-	-	-	-	-	-
Cumulative translation adjustment	-	-	-	-	9,872	9,872	9,872
Comprehensive income	-	-	-	-	-	-	(672,276)

Settlement on conversion of convertible debt Adjustment for earlier year Depreciations	-	-	-	-	-	-
Forfeiture of shares	-	-	-	-	-	-
Dividends paid	-	-	-	-	-	-
Balance, December 31, 2020	14,943	$2,274	$22,312	$(1,540,148)	$36,243	$(1,479,319)

See accompanying notes to the financial statements.

MIMO Technologies Private Limited

Statements of Cash Flows

For the Years ended December 31, 2020

(All amounts in United States Dollars except share data and as otherwise stated)

For Year ended December 31, 2020
Cash flows from operating activities:
Net income attributable to MIMO	$(682,147)
Net income attributable to noncontrolling interest	-
Adjustments to reconcile net income to cash provided by operating activities:
Deferred provision/(benefit)	(5,335)
Current provision for income tax	-
Unrealized foreign exchange (gain)/loss	9,872
Amortization and depreciation	32,895
Bad Debt/ Balances written off	7,761
Provision for doubtful accounts	(245,798)
Changes in current assets and liabilities:
Accounts receivable	57,181
Other Current assets	24,475
Tax Assets	26,367
Accrued Revenue	(91)
Accounts payable and accrued expenses	(233,603)
Accrued payroll and related benefits	20,789
Settlement Assets and Settlement Liablities	455,685
Other Current liabilities	(9,216)
Foreign Currency Transalation impact	1,494
Net cash provided by operating activities	(539,672)
Cash flows from investing activities:
Capital expenditures	0
Net cash provided/(used) in investing activities	0
Cash flows from financing activities:
Proceeds from short term debt, net	398,767
Proceeds from long term debt, net	(0)
Net cash provided/ (used) by financing activities	398,767

Net change in cash and cash equivalents	(140,905)
Cash and cash equivalents, and restricted cash at the beginning of the year	151,286
Cash and cash equivalents at the end of the year	$10,381

See accompanying notes to the financial statements.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

1	Description of Business and Summary of Significant Accounting Policies

A	Description of Business—

MIMO Technologies Private Limited (“MIMO”) was established in 2015 and is headquartered in New Delhi, India. MIMO is a software development company with which the advent of technology, has evolved as a mature and fast growing company committed to provide reliable and cost-effective SaaS based servies solutions across industries.

MIMO provides services in the following areas: Verification services (like KYC etc.), Document Collection, Cash Collection, Marketing, Data Digitization, Logistics, Hyper Local Logistics, Mobile POS, IT modernization and Wallet services etc.

B	Summary of Significant Accounting Policies

i	Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity.

ii	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Management has made material estimates primarily with respect to revenue recognition and deferred revenue, provisions required for non-collectible accounts receivable, depreciative lives of our assets, intangible assets, annual impairment reviews of intangible assets, determination of technological feasibility, contingent liabilities, and the provision for income taxes and valuation allowances of our deferred tax liabilities. Actual results may be materially different from those estimates.

iii	Reclassifications

The Company has reclassified certain amounts relating to its prior period results to conform to its current period presentation. These reclassifications have not changed the results of operations of prior periods.

iv	Functional currency

The financial statements are reported in United States Dollar. The functional currency of the Company is Indian Rupees. The translation of the Indian Rupee into United States Dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for the Statements of Operations and Comprehensive Loss using the average exchange rate prevailing during the year. The gains or losses resulting from such translation are reported under accumulated other comprehensive loss, net, as a separate component of equity. Exchange rate differences resulting from foreign exchange transactions settled during the year, including year-end translation of monetary assets and liabilities are recognized in the Statements of Operations and Comprehensive Loss.

v	Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Such investments are stated at cost, which approximates fair value. Cash and Cash Equivalent includes cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less.

vi	Restricted Cash

The Company’s restricted cash balance consists of time deposits with Bank which are valued at cost and approximate fair value. Interest earned on such investments is included in interest income. The carrying value of our restricted cash was $2,738 and $2,806 at December 31, 2020 and January 1, 2020, respectively. The balances consist of time deposits pledged with vendors.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

vii	Accounts Receivable and the Allowance for Doubtful Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. Management specifically analyses the aging of accounts receivable and historical bad debts, write-offs, customer concentrations, customer credit- worthiness, current economic trends, and changes in our customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts receivable. The Company reviews its allowance for doubtful accounts periodically. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. Allowances for doubtful accounts as on December 31, 2020 was $ 245,798. Bad debt expense was $19,648, for the year ended December 31, 2020.

viii	Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation on Property and Equipment is provided on the Declining Balance Method rates over the assets estimated useful lives. Depreciation on additions to/deductions from property, plant & equipment during the year is charged on pro-rata basis from/up to the month in which the asset is available for use/disposed. Repairs and maintenance are charged to expense as incurred and major improvements that extend the life of the asset are capitalized and depreciated over the expected remaining life of the related asset. Gains and losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the Company’s accounts. The estimated useful lives applied by the Company for property and equipment are as follows:

Asset Category	Life (yrs.)
Computers and peripherals	3 years
Office equipment’s	5 years

ix	Intangible Assets

Intangible assets represent purchased intangible assets and internally generated intangible assets which includes developed technology, software’s and informational databases. We amortize these intangible assets on a straight-line basis over their estimated useful lives, as follows:

Asset Category	Life (yrs.)
Software/ Developed Technology	7 years

x	Capitalized software costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time those costs are capitalized until the product is available for general release to customers. Once the technology feasibility is established as per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. Costs incurred to enhance our software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company expenses software maintenance and training costs as incurred. The Company has capitalized software development cost during the year ended December 31, 2020.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

xi	Impairment of long-lived assets and finite life intangibles

Long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary.

xii	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

xiii	Income taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to entity.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

xiv	Segment Reporting

Since the Company, from the perspective of its chief operating decision maker, allocates resources and evaluates business performance as a single entity that provides software and related services to various industries on a worldwide basis, the Company reports as a single segment.

xv	Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

xvi	Revenue recognition

Revenue is recognized when services are provided to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for our services.

Revenue is measured based on consideration specified in a contract with a customer and excludes discounts and amounts collected on behalf of third parties. The Company recognizes revenue when it satisfies a performance obligation by providing services to a customer.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

Revenue from arrangements with customers is recognized based on the Company’s satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as discussed in ASC 606. In instances where multiple performance obligations are identified, the Company allocates the transaction price to each performance obligation based on relative selling prices of each distinct product or service, and recognizes revenue related to each performance obligation at the points in time that each performance obligation is satisfied.

The Company’s performance obligation includes providing customization of software’s, selling of licenses, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s performance obligation for consulting and technical support is delivered on as the work is being performed, which is satisfied prior to invoicing. The Company generally collects payment within 30 to 60 days of completion of the performance obligation and there are no agency relationships.

Unbilled revenue represents earnings in excess of billings as at the end of the reporting period. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the statements of operations and comprehensive loss.

The Company has deferred the revenue and costs attributable to certain process transition activities with respect to its customers where such activities do not represent the culmination of a separate earnings process. Such revenue and costs are subsequently recognized ratably over the period in which the related services are performed. Further, the deferred costs are limited to the amount of the deferred revenues.

xvii	Costs of Revenue

Costs of Revenue consist of Payment Gateway Charges, Agent Commissions, customer support costs including personnel costs to maintain our proprietary databases, costs to provide customer call support, and computer network expense, and occupancy costs associated with facilities where these functions are performed. Depreciation expense is not included in costs of services provided.

xviii	Lease Obligations

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of- use(“ROU”) assets, current portion of operating lease liabilities and operating lease liabilities, less current portion in the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. For leases in which the rate implicit in the lease is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating lease arrangements is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are accounted for separately.

xix	Retirement benefits to employees

a) Defined contribution plan

In India, the employees receive benefits from a provident fund, where the employer and employees each make monthly contributions to the plan at a pre-determined rate to the Regional Provident Fund Commissioner. Employer’s contribution to the fund is charged as an expense to the statement of operations.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

b) Defined benefit plan

In accordance with the Payment of Gratuity Act, 1972, applicable for Indian companies, the Company provides for a lump sum payment to eligible employees, at retirement or termination of employment based on the last drawn salary and years of employment with the Company. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Company. The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The Company’s obligation in respect of the gratuity plan, which is a defined benefit plan, is provided for based on actuarial valuation.

c) Other long-term employee benefits

Benefits under the Company’s leave encashment constitute other long term employee benefits.

The Company’s net obligation in respect of leave encashment is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any related assets is deducted. The discount rate is based on the prevailing market yields of Indian government securities as at the reporting date that have maturity dates approximating the terms of the Company’s obligations. The calculation is performed using the projected unit credit method. Any actuarial gains or losses are recognized in profit or loss in the period in which they arise.

xx	Fair Value Measurement

The Company follows the relevant GAAP guidance regarding the determination and measurement of the fair value of assets/liabilities in which fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction valuation hierarchy which requires an entity to maximize the use of observable inputs when measuring fair value. The guidance describes the following three levels of inputs that may be used in the methodology to measure fair value:

● Level 1 — Quoted prices available in active markets for identical investments as of the reporting date;

● Level 2 — Inputs other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date; and,

● Level 3 — Unobservable inputs, which are to be used in situations where there is little or no market activity for the asset or liability and wherein the reporting entity makes estimates and assumptions related to the pricing of the asset or liability including assumptions regarding risk.

Financial instruments not carried at fair value:

The Company’s other financial instruments not carried at fair value consist primarily of accounts receivable, accounts payable and accrued expenses for which fair values approximate their carrying amounts due to their short-term nature.

xxi	Earnings per share

Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. For the purposes of calculating diluted earnings per share, the treasury stock method is used for stock-based awards except where the results would be anti-dilutive.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

xxii	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

xxiii	Recent Relevant Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-13 (“ASU 2016-13”) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model which requires the use of forward-looking information to calculate credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to certain available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes result in earlier recognition of credit losses. The adoption does not was not material to our financial statements.

There were updates recently issued, most of which represent technical corrections to the accounting literature or application to specific industries or transactions that are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

2	Significant risks and uncertainties including business and credit concentrations

Financial instruments that potentially subject the Company to a concentration of credit risk consist of bank balances, accounts receivable, loan & advance and unbilled revenue. By their nature, all such financial instruments involve risk including credit risk of non-performance by counter parties. In the management’s opinion, as of December 31, 2020 and Janaury 1, 2020, there was no significant risk of loss in the event of non-performance by the counter parties to these financial instruments other than the amounts already provided for in the financial statements.

Accounts receivable are uncollateralized customer obligations due under normal trade terms. The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.

For the year ended December 31, 2020, the Company had one major customers comprising 40% of revenues. A major customer is defined as a customer that represents 10% or greater of total revenues. There was 87% of accounts receivable for two customers as of December 31, 2020.

The Company does not believe that the risk associated with these customers or vendors will have an adverse effect on the business.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

3	Cash and Restricted Cash

Cash and Restricted Cash at December 31, 2020 and January 1, 2020 consisted of the following:

	As at December 31, 2020	As at January 1, 2020
Cash on hand	$7,257	$656
Bank balances	3,124	150,630
Restricted cash (non-current)	2,738	2,806
	$13,119	$154,092

The ASU 2016-18 on Statements of Cash Flows (Topic 230), Restricted Cash has been adopted for 2020, restricted cash and restricted cash equivalents is included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown in the Statements of Cash Flows. During the period ended as at December 31, 2020 and January 1, 2020, there were no cash equivalents balances.

4	Accounts receivable, less allowance

Accounts receivable at December 31, 2020 and January 1, 2020 consisted of the following:

	As at	As at
	December 31, 2020	January 1, 2020
Accounts receivables	$559,622	$91,755
Less: Provision for doubtful accounts	(245,798)	-
	$313,824	$91,755

5	Other current assets

Other current assets at December 31, 2020 and January 1, 2020 consisted of the following:

	As at	As at
	December 31, 2020	January 1, 2020
Advances and deposits	$1,121	$24,638
Prepayments	-	959
	$1,121	$25,597

6	Property and Equipment

Property and equipment consisted of the following as of December 31, 2020 and January 1, 2020:

	Estimated	As at	As at
	Life	December 31, 2020	January 1, 2020
Office equipments	5 years	$4,776	$4,895
Computers and peripherals	3 years	805	825
Gross Assets		5,581	5,720
Accumulated Depreciation		(4,353)	(3,521)
Net Assets		$1,228	$2,199

Depreciation expense for the years ended December 31, 2020 was $ 905. For the years ended December 31, 2020, Management has determined that there is no impairment on their long lived assets as a result of their impairment testing.

7	Intangible assets

Intangible Assets consisted of the following as of December 31, 2020 and January 1, 2020:

Finite-lived intangibles, net	Estimated	As at	As at
	Life	December 31, 2020	January 1, 2020
Developed Technology	7 years	$250,243	$256,485
Gross Assets		250,243	256,485
Accumulated Amortization		(94,339)	(63,449)
Finite-lived intangibles, net		$155,905	$193,036

Amortization expense for the years ended December 31, 2020 was approximate $31,990. For the years ended December 31, 2020, Management has determined that there is no impairment on their finite life intangible assets as a result of their impairment testing.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

8	Income taxes receivable, net

The Company has Income taxes receivables amounting to $32,692 and $59,058 as of December 31, 2020 and January 1, 2020, respectively.

9	Accrued payroll and related benefits

Accrued payroll and related benefits at December 31, 2020 and January 1, 2020 consisted of the following:

	As at	As at
	December 31, 2020	January 1, 2020
Current Portion
Salary Payable	$72,434	$87,035
Provision for Gratuity Current	379	-
Provision for Leave Encashment Current	1,981	-
Provident Fund Payable	8,377	2,025
	83,172	89,060
Non- Current Portion
Provision for Gratuity Non Current	$15,526	$-
Provision for Leave Encashment Non Current	11,152	-
	$26,678	$-

10	Employee Benefit Plans

The Company’s Gratuity Plan provide for lump sum payment to vested employees on retirement or upon termination of employment in an amount based on the respective employee’s salary and years of employment with the Company. Liabilities with regard to the Gratuity Plans are determined by actuarial valuation using the projected unit credit method. Current service costs for the Gratuity Plan are accrued in the year to which they relate. Actuarial gains or losses or prior service costs, if any, resulting from amendments to the plans are recognized and amortized over the remaining period of service of the employees.

The benefit obligation has been measured as of December 31, 2020 and January 1, 2020. The gratuity plan is unfunded. The following table sets forth the activity of the Gratuity Plans and the amounts recognized in the Company’s financial statements at the end of the relevant periods:

For Year ended
December 31, 2020
Change in projected benefit obligation:
Projected benefit obligation as of January 1	$-
Service cost	6,696
Past Service Cost	8,992
Interest cost	-
Benefits paid	-
Actuarial (gain)/loss	-
Effect of exchange rate changes	218
$15,905
Projected benefit obligation as of December 31
Unfunded amount–non-current	$15,526
Unfunded amount–current	379
Total accrued liability	$15,905

For Year ended
December 31, 2020
Components of net periodic benefit costs:
Service cost	$6,696
Past Service Cost	8,992
Interest cost	-
Actuarial (gain)/loss	-
$15,688

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

The weighted average actuarial assumptions used to determine benefit obligations and net periodic gratuity cost are:

For Year ended
December 31, 2020
Discount rate	5.55 % per annum
Rate of increase in compensation levels	10.00 % per annum
Expected long term rate of return on plan assets per annum	-

Leave Encashment

The Other long-term employee benefits has been measured as of December 31, 2020 and January 1, 2020. The following table sets forth the activity of the Leave encashment and the amounts recognized in the Company’s financial statements at the end of the relevant periods:

For Year ended
Change in projected benefit obligation:	December 31, 2020
Projected benefit obligation as of January 1	$-
Service cost	12,953
Interest cost	-
Benefits paid	-
Actuarial (gain)/loss	-
Effect of exchange rate changes	180
$13,133
Projected benefit obligation as of December 31
Unfunded amount–non-current	$11,152
Unfunded amount–current	1,981
Total accrued liability	$13,133

For Year ended
December 31, 2020
Components of net periodic benefit costs:
Service cost	$12,953
Interest cost	-
Actuarial (gain)/loss	-
$12,953

The weighted average actuarial assumptions used to determine benefit obligations and net periodic cost are:

For Year ended
December 31, 2020
Discount rate	5.55 % per annum
Rate of increase in compensation levels	10.00 % per annum
Expected long term rate of return on plan assets per annum	-

During the years ended December 31, 2020 the Company contributed $8,913, for various defined contribution plans on behalf of its employees in India.

11	Short Term Debt

The following is a summary of Short-term debt including related parties as of December 31, 2020 and January 1, 2020:

		As at	As at
		December 31, 2020	January 1, 2020
Lathika Regunathan	a	$88,440	$-
Sushil Chaudhary	a	104,718	-
TraQiQ Solutions Private Limited	b	215,239	-
Rohitasava Chand	c	12,320	12,627
Yukti Securities Private Limited	c	354,063	363,385
		$774,780	$376,012

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

a.	These loans from directors and relatives are unsecured loans and are due on demand. These loans are interest free loan.

b.	The Company entered into an Agreement with TraQiQ Solutions Private Limited for the amount of INR 15,037,263 (approximately $170,000) dated April 1, 2020 with no stated maturity date. The note bears interest at 13% per annum. Further, the Company provided additional amounts on October 5, 2020, to bring the total outstanding to INR 15,724,000 ($215,239) as of December 31, 2020.

c.	Loan payable to Rohitasava Chand and Yukti Securities Private Limited are unsecured loans which are repayable in 10 years. These loans are interest free loans.

The entire balance is reflected as a current liability as the amounts are either due on demand or due within the next twelve months.

12	Long Term Debt

	As at	As at
	December 31, 2020	January 1, 2020
Debenture @1%	156,538	160,443
	$156,538	$160,443

a The Company has issues Debenture for the period of seven years wef March 31, 2018. The debentures carry interest rate of 1% p.a.

13	Other Current Liabilities

The following is a summary of Other Current Liabilities as of December 31, 2020 and January 1, 2020:

	As at		As at
	December 31, 2020		January 1, 2020
Goods and Service Tax Payable/ (Recoverable)	$(10,924	)$	27,353
Withholding taxes payable	32,622		12,797
Expenses payable	1,899		5,105
Interest Payable	13,891		1,444
Security Deposits	287		295
	$48,700		$19,640

14	Deferred Tax Assets / (Liability)

Significant components of Deferred tax Assets/ liabilities as at December 31, 2020 and January 1, 2020, were as follows:

	As at	As at
	December 31, 2020	January 1, 2020
Deferred Tax Liability:
Difference between book and tax base of fixed assets	$6,361	$4,326
Deferred Tax Liability	6,361	4,326
Deferred Tax Assets:
Provision for Gratuity	3,833	-
Provision for Leave encashment	3,414	-
Provision for Doubtful Debtors	63,907	-
Net operating loss carry forward	285,003	224,003
Sub Total	356,158	224,003
Less: Valuation Allowance	(348,910)	(224,003)
Deferred Tax Assets	7,248	-
Net Deferred Tax Assets / (Liability)	$887	$(4,326)

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying values of assets and liabilities and their respective tax bases.

At December 31, 2020 and January 1, 2020, the Company performed an analysis of the deferred tax asset valuation allowance for net operating loss carry forward. Based on this analysis, the Company has provided a valuation allowance against the full amount of the said deferred tax asset due to management’s uncertainty about its realization. The Company recorded a valuation allowance of $ 285,003 and $224,003 related to tax credit carry forward as of December 31, 2020 and January 1, 2020, respectively.

The following table summarizes the activity related to the unrecognized tax benefits for the years ended December 31, 2020 and January 1, 2020:

For Year ended
December 31, 2020
Balance as of January 1	$224,003
Increases related to current year tax positions	66,450
Effect of exchange rate changes	(5,451)
Balance as of December 31	$285,003

15	Stockholders’ Deficit Common Stock (Equity)

The Company has issued one class of shares designated as “Common stock” having a par value of INR 10 per share. As of December 31, 2020, the Company has 14,943 shares issued and outstanding.

Voting

Every member shall be entitled to one vote in respect of each share of common stock held by them.

Liquidation

In the event of liquidation of the Company, the holders of equity shares will be entitled to receive any of the remaining assets of the Company in proportion to the number of equity shares held by the shareholders, after distribution of all preferential amounts. However, no such preferential amounts exists currently.

16	Going Concern

The financial statement of the company have been prepared on the Going Concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future. The Company has reported a net loss of $ 619,114 with a shareholder deficit for the year ended December 31, 2020. The Management has addressed the criticality of the issue in the company and has initiated various steps, including but not limited to development and expansion of the business, new software development and product offerings to customer and financial support from new investors. The Management is confident of successfully completing these initiatives and thereby ensuring profitable business operations in the foreseeable future. During the period, that operation are being stabilized and increased, the acquirer company will lend financial support to meet the cash flow requirement.

17	Revenue Recognition

The Company derives its revenues primarily from professional and support services, which includes revenue generated from Verification services (like KYC etc.), Document Collection, Cash Collection, Marketing, Data Digitization, Logistics, Hyper Local Logistics, Mobile POS, IT modernization and Wallet services etc. Goods and Service taxes are not included in revenues, but rather are recorded as a liability until the taxes assessed are remitted to the respective taxing authorities.

Company generate revenues primarily by charging fees for completing their payment transactions and other payment-related services that are typically based on the volume of activity processed on our Payments Platform.

Company also earn revenue by providing other value added services, which comprise revenue earned through partnerships, our merchant and consumer credit products, gateway services, and other services that we provide to our merchants and consumers.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

Disaggregation of Revenue

The company operated in one primary geographical regions and product channels for the years ended December 31, 2020.

Concentrations

During the years ended December 31, 2020, the Company had one major customer comprising ~50% of revenues. A major customer is defined as a customer that represents 10% or greater of total revenues. There was 85% of accounts receivable one customer as of December 31, 2020. The Company does not believe that the risk associated with these customers or vendors will have an adverse effect on the business.

18	Cost of revenues

Cost of Revenue Expenses consisted of the following for the year ended December 31, 2020:

For Year ended
December 31, 2020
Salary Cost	$340,262
Payment Gateway Charges	59,132
Commission Expenses	52,496
Contribution to defined benefits	8,913
Staff Welfare Expenses	1,306
$462,110

19	General and administrative Expenses

General and administrative Expenses consisted of the following for the year ended December 31, 2020:

For Year ended
December 31, 2020
Rent and Office Maintenance	$29,370
Communication Expenses	22,443
Traveling and Conveyance	3,333
Professional Charges	4,806
Rates, Fees and Taxes	1,764
Bank Charges	1,318
Printing & Stationary	226
Bad Debt/ Balances written off	7,761
Provision for doubtful debtors	242,434
Other Miscellaneous Expenses	1,013
$314,466

20	Income Taxes

The income tax expense consists of the following:

For Year ended
December 31, 2020
Current provision for income tax	$-
Deferred provision/(benefit)	(5,335)
$(5,335)

The provision (benefit) for income taxes for the years ended December 31, 2020 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets. Effective Income tax rate for year 2020 is zero. Effective Income tax rate is zero because of net loss incurred during the year 2020.

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

21	Earnings per Share

The basic and diluted earnings per share (“EPS”), and the basic and diluted weighted average shares outstanding for all periods as presented in the accompanying Statements of Operation and Comprehensive Loss are shown below:

Earnings per Share	For Year ended
December 31, 2020
Basic earnings per common share	$(45.65)
Diluted earnings per common share	$(45.65)
Basic weighted average shares outstanding	14,943
Diluted weighted average shares outstanding	14,943

Basic EPS is equal to net income attributable to MIMO divided by the weighted average number of shares of common stock outstanding for the period. Diluted EPS takes into consideration common stock equivalents. Diluted EPS is equal to net income attributable to MIMO divided by the combined sum of the weighted average number of shares outstanding and common stock equivalents. At December 31, 2020 there were zero potentially issuable shares with respect to common stock equivalents which could dilute EPS in the future but which were excluded from the diluted EPS calculation because presently their effect is anti-dilutive.

22	Commitments and contingencies

The Company is subject to legal actions, administrative proceedings and claims which have arisen in the ordinary course of its business. The Company believes the resolution of these matters is not likely to have a material and adverse effect on the results of operations or the financial position of the Company. Legal costs incurred and penalties or interest charged in connection with contingencies are expensed as incurred.

23	Off-Balance Sheet Arrangements

As of December 31, 2020 and January 1, 2020 we had no off-balance sheet arrangements or obligations.

24	Subsequent events

The Company has evaluated events and transactions subsequent to the balance sheet date through March 31, 2021, the date the financial statements were available for issuance.

Share Exchange Agreement

On Feb 17, 2021, MIMO Technologies Private Limited (the “Company” or “MIMO”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with TraqIQ, Inc., a US corporation (“TraqIQ”) and its shareholders (the “MIMO Shareholders”), whereby the MIMO Shareholders agreed to exchange all of their respective shares in MIMO in exchange of 1,367,539 TraQiQ Warrants (the “Warrants”), having par value $0.0001. These warrants are to be vested over a period of 3 years, at an exercise price of $0.001 per share, subject to certain conditions as set forth in the Share Exchange Agreements. The Mimo Shareholders, i.e. Lathika Regunathan and Suman, will each be allocated their respective Warrants on a pro rata based on their respective holding. TraQiQ shall pay to Mimo Shareholder CIIE Initiatives a sum of

$ 22,338 determined by multiplying (i) 299 Mimo Shares owned by Mimo Shareholder CIIE Initiatives by (ii) $74.7076 per Mimo Share (“Cash Transaction”)., and CIIE will be paid in cash.

25	Impact of Covid 19

In March 2020, the Government of India declared the outbreak of the novel coronavirus (“COVID-19”) as a pandemic. The outbreak has resulted in government authorities and businesses throughout the world implementing numerous measures intended to contain and limit the spread of COVID-19, including travel restrictions, business limitations and shutdowns. These measures have negatively impacted consumer and business spending and payments activity generally, and have significantly contributed to impact business.

The Company has assessed the impact of COVID-19 on the carrying amount of its assets and revenue recognition. In developing the assumptions relating to the possible future uncertainties, the Company, as on date of approval of these financial statements has used internal and external sources of information to the extent available. The Company, based on current estimates and information, expect the carrying amount of these assets to be recovered. Company has assessed the impact for existing and anticipated effects of COVID-19 on the future cash flow projections on the basis of significant assumptions as per the available information. Based on aforesaid assessment management believes that as per, estimates made conservatively, the Company will continue as a going concern. The Company continues to monitor any material changes to its COVID-19 impact assessment, resulting from the future economic conditions and future uncertainty, if any.